UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report Pursuant to Section 13 of 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 4, 2005
Ameritrade Holding Corporation
(Exact name of registrant as specified in its charter)

Delaware	0-49992	82-0543156
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

4211 South 102nd Street, Omaha, Nebraska (Address of principal executive offices)	68127 (Zip Code)
(402) 331-7856
Registrant’s telephone number, including area code
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
(1) Effective August 4, 2005, Executive Vice President and Chief Information Officer Asiff Hirji assumed the additional position of Chief Operating Officer. For a description of Mr. Hirji’s business experience and employment agreement, please see sections entitled “Executive Officers” and “Employment and Severance Agreements” in the Registrant’s definitive proxy statement on Schedule 14A filed on January 24, 2005; the descriptions pertaining to Mr. Hirji in those sections are incorporated herein by reference. For a description of the Registrant’s management incentive plan, please see section entitled “Management Incentive Plan” in Item 9(b) of the Registrant’s Annual Report on Form 10-K for the fiscal year ended September 24, 2004, filed on December 9, 2004, which description is incorporated herein by reference.
(2) Effective August 4, 2005, Executive Vice President, Chief Financial Officer and Treasurer John R. (“Randy”) MacDonald assumed the additional position of Chief Administrative Officer. For a description of Mr. MacDonald’s business experience and employment agreement, please see sections entitled “Executive Officers” and “Employment and Severance Agreements” in the Registrant’s definitive proxy statement on Schedule 14A filed on January 24, 2005; the descriptions pertaining to Mr. MacDonald in those sections are incorporated herein by reference. For a description of the Registrant’s management incentive plan, please see section entitled “Management Incentive Plan” in Item 9(b) of the Registrant’s Annual Report on Form 10-K for the fiscal year ended September 24, 2004, filed on December 9, 2004, which description is incorporated herein by reference. Mr. MacDonald maintains a margin trading account with the Registrant; however, he has had no margin loans in fiscal 2005 or fiscal 2004.
Item 9.01 Financial Statements and Exhibits
(c) Exhibits.

Exhibit Number	Description
99.1	Press release of the registrant issued August 8, 2005.
         The press release is being furnished to, not filed with, the Commission.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

AMERITRADE HOLDING CORPORATION
Date: August 9, 2005
/s/ John R. MacDonald
John R. MacDonald
Executive Vice President, Chief Financial Officer, Chief Administrative Officer and Treasurer